SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 23, 2006

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On February 23, 2006, Maguire Properties, Inc. (the “Company”) entered into irrevocable waivers of the Company’s rights under option and right of first offer agreements with respect to certain properties or property interests owned directly or indirectly by Robert F. Maguire III, Chairman and Chief Executive Officer. The waivers were unanimously approved by the Company’s Board of Directors, following a thorough evaluation of the Company’s rights under the option and right of first offer agreements. The waivers relinquish the Company’s rights to acquire any of the subject option properties now or in the future and provide that the option agreements, including the related rights of first refusal, be terminated. Additionally, the Board of Directors voted to terminate the “right of first offer” agreement with respect to the Solana office project in Texas also owned by Mr. Maguire.

The Company will continue to be compensated for asset management and leasing services for the Western Asset Management, 1733 Ocean Avenue and Solana properties.

The properties previously covered by option agreements are the following:

Interest	Property	Location	Square Footage

100.0%	Western Asset Plaza	Pasadena, California	256,987
12.5%	Water’s Edge I & II	Playa Vista, California	245,530
100.0%	1733 Ocean Avenue	Santa Monica, California	91,398
			593,915

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated: March 1, 2006